EXHIBIT 10

September 21, 2004

Special Situations Fund III, L.P.Special
Situations Cayman Fund, L.P.Special
Situations Private Equity Fund, L.P.153
East 53rd Street, 55th Floor
New York, New York 10022

Attention: Mr. Alex Silverman

Dear Mr. Silverman:

        Reference is hereby made to the Purchase Agreement, dated May 20, 2004, as amended by letter agreement dated July 16, 2004 (the “Agreement”), among Insignia Systems, Inc. (the “Company”), and Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the “Purchasers”).

        In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree that the Agreement is terminated, effective as of the date hereof, together with all of the rights and obligations of the parties. No party shall have any responsibility or obligation to any other party under any term, condition or provision contained in the Agreement, and each party is released from any liability for any breach or non-performance of any such term, condition or provision.

        Each of the parties hereto hereby represents and warrants to the other parties hereto that this letter agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        If the foregoing accurately reflects our agreement, please execute this letter in the space provided below and return a copy to the undersigned. This letter may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This letter shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law principles thereof.

INSIGNIA SYSTEMS, INC.

By:	/s/ Scott F. Drill

Scott F. Drill
President and CEO

ACCEPTED AND AGREED:

Special Situations Fund III, L.P.
Special Situations Cayman Fund, L.P.
Special Situations Private Equity Fund, L.P.

By:	/s/ David Greenhouse

Authorized Signatory